UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

LivaNova PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	333-203510	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Merchant Square

London W2 1AY

United Kingdom

(Address of Principal Executive Offices)

+44 800 975 8080

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 19, 2015, pursuant to the Transaction Agreement, dated as of March 23, 2015 (the “Transaction Agreement”), by and among the LivaNova PLC, a public limited company incorporated under the laws of England and Wales (the “Company” or “LivaNova”), Sorin S.p.A. (“Sorin”), Cyberonics, Inc. (“Cyberonics”) and Cypher Merger Sub, Inc. (“Merger Sub”), (a) Sorin merged with and into the Company, with the Company continuing as the surviving company (the “Sorin Merger”) and (b) following the consummation of the Sorin Merger, Merger Sub merged with and into Cyberonics, with Cyberonics continuing as the surviving company and as a wholly owned subsidiary of the Company (the “Cyberonics Merger” and, together with the Sorin Merger, the “Mergers”).

Pursuant to the Sorin Merger, each ordinary share, par value €1 per share, of Sorin (each, a “Sorin Ordinary Share”) that was outstanding as of immediately prior to the effective time of the Sorin Merger, other than Sorin Ordinary Shares held in the treasury of Sorin or owned of record by the Company, Merger Sub, Cyberonics or any of their respective wholly owned subsidiaries, was automatically cancelled and converted into the right to receive 0.0472 ordinary shares of nominal value £1.00 each in the Company’s share capital (each, a “LivaNova Ordinary Share”).

Pursuant to the Cyberonics Merger, each share of common stock, par value $0.01 per share, of Cyberonics (“Cyberonics Common Stock”) that was outstanding as of immediately prior to the effective time of the Cyberonics Merger, other than shares of Cyberonics Common Stock held in the treasury of Cyberonics or owned of record by the Company, Merger Sub, Sorin, or any of their respective wholly owned subsidiaries, was automatically cancelled and converted into the right to receive one LivaNova Ordinary Share.

The issuance of LivaNova Ordinary Shares in connection with the Mergers was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-4 (File No. 333-203510) filed with the United States Securities and Exchange Commission (“SEC”) on April 20, 2015 (as amended, the “Registration Statement”), and declared effective on August 19, 2015. The definitive proxy statement/prospectus of Cyberonics and the Company, dated August 21, 2015, that forms a part of the Registration Statement contains additional information about the Mergers and the other transactions contemplated by the Transaction Agreement, including a description of the treatment of equity awards and information concerning the interests of directors, executive officers and affiliates of the Company, Cyberonics and Sorin in the Mergers.

Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to Cyberonics. LivaNova Ordinary Shares are deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. The Company hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. LivaNova Ordinary Shares were approved for listing on The NASDAQ Global Market (“NASDAQ”) and the main market of the London Stock Exchange (the “LSE”), in each case trading under the symbol “LIVN.”

Prior to the Mergers, shares of Cyberonics Common Stock were registered pursuant to Section 12(b) of the Exchange Act and listed on NASDAQ, and Sorin Ordinary Shares were listed on the Mercato Telematico Azionario organized and managed by Borsa Italiana S.p.A. (the “Italian Stock Exchange”). Shares of Cyberonics Common Stock and the Sorin Ordinary Shares were suspended from trading on NASDAQ and the Italian Stock Exchange, respectively, prior to the open of trading on October 19, 2015. In addition, NASDAQ has filed a Form 25 on Cyberonics’ behalf to withdraw shares of Cyberonics Common Stock from listing and terminate the registration of such shares under Section 12(b) of the Exchange Act. Cyberonics intends to file a Form 15 with the SEC to terminate the registration of the shares of Cyberonics Common Stock under the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act in approximately ten days.

The foregoing description of the Transaction Agreement and the Mergers does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Agreement filed as Exhibit 2.1 to the Registration Statement, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors of the Company

In connection with the Mergers, on October 19, 2015 (the “Closing Date”), the following individuals, in addition to Daniel Moore and André-Michel Ballester who were previously the only directors of the Company, were appointed as members of the Company’s board of directors, effective as of the consummation of the Transactions: Rosario Bifulco, Francesco Bianchi, Hugh Morrison, Alfred J. Novak, Arthur L. Rosenthal, Stefano Gianotti and Sharon O’Kane. Each of these individuals has been determined by the board of directors of the Company to be an “independent director” for purposes of NASDAQ listing standards.

Pursuant to the Transaction Agreement, Sorin and Cyberonics each designated four directors of the Company prior to the closing of the Mergers and the remaining director was jointly selected by Sorin and Cyberonics. There are no arrangements or understandings between any director and any other person pursuant to which the director was selected as a director, other than the provisions of the Transaction Agreement.

As of the Closing Date, the Company established an Audit & Compliance Committee (the “Audit Committee”), Nominating & Corporate Governance Committee (the “Nominating Committee”) and Compensation Committee of the board of directors of the Company, with the following compositions:

Audit Committee:	Hugh Morrison (Chair)
Alfred J. Novak
Francesco Bianchi

Nominating Committee:	Rosario Bifulco (Chair)
Stefano Gianotti
Sharon O’Kane
Hugh Morrison

Compensation Committee:	Arthur J. Rosenthal (Chair)
Alfred J. Novak
Francesco Bianchi

Appointment of Officers of the Company

In connection with the Mergers, on the Closing Date, each of the following individuals (the “Executive Officers”) were appointed as an “officer” as such term is used within the meaning of Section 16 of the Exchange Act and an “executive officer” of the Company for purposes of Rule 3b-7 under the Exchange Act, effective as of the consummation of the Transactions:

Name	Title
André-Michel Ballester	Chief Executive Officer
Vivid Sehgal	Chief Financial Officer
Piero Vecchi	Vice President & Controller
Brian Sheridan	Senior Vice President, General Counsel & Company Secretary
David Wise	Senior Vice President, Human Resources & Information Technology
Michel Darnaud	President, Cardiac Surgery
Stefano Di Lullo	President, Cardiac Rhythm Management
Rohan Hoare	President, Neuromodulation
Jacques Gutedel	President, Intercontinental

Ed Andrle	Senior Vice President, Strategy & Business Development
Demetrio Mauro	Chief Integration Officer
Pritpal Shinmar	Senior Vice President, Global Market Access

Adoption of Equity Incentive Plan

On October 16, 2015, the sole shareholder of LivaNova approved the adoption of the Company’s 2015 Incentive Award Plan (the “Plan”), which was previously approved by the board of directors of the Company on September 14, 2015 subject to such shareholder approval. The Plan was adopted in order to facilitate the grant of cash and equity incentives to non-employee directors, employees (including our named executive officers) and consultants of the Company and certain of our affiliates and to enable the Company and certain of our affiliates to obtain and retain services of these individuals. The Plan became effective as of the Closing Date. Incentive awards may be granted under the Plan in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock- and cash-based awards and dividend equivalents. Unless the Plan is sooner terminated by the board of directors of the Company, no awards may be granted under the Plan after the tenth anniversary of its effective date.

An aggregate of 8,800,000 LivaNova Ordinary Shares are available for issuance under awards granted pursuant to the Plan, which LivaNova Ordinary Shares may be authorized but unissued shares or shares purchased in the open market. Adjustments may be made in the aggregate number of shares that may be issued under the Plan upon certain events affecting the LivaNova Ordinary Shares, such as a stock dividend, stock split, recapitalization or merger. The maximum aggregate number of shares with respect to which awards may be granted to any person in any calendar year under the Plan is 1,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more awards payable in cash under the Plan is $10,000,000. The sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to a non-employee director under the Plan during any calendar year may not exceed $500,000.

The Plan includes the authority to grant awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, including awards that vest or pay out based on any of the following performance criteria: (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue or sales or revenue growth; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit (either before or after taxes); (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital (or invested capital) and cost of capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs, reductions in costs and cost control measures; (xiv) expenses; (xv) working capital; (xvi) earnings or loss per share; (xvii) adjusted earnings or loss per share; (xviii) price per share or dividends per share (or appreciation in and/or maintenance of such price or dividends); (xix) regulatory achievements or compliance (including, without limitation, regulatory body approval for commercialization of a product); (xx) implementation or completion of critical projects; (xxi) market share; (xxii) economic value; (xxiii) productivity; (xxiv) operating efficiency; (xxv) economic value-added; (xxvi) cash flow return on capital; (xxvii) return on net assets; (xxviii); funds from operations; (xxix) funds available for distributions; (xxx) sales and sales unit volume; (xxxi) licensing revenue; (xxxii) brand recognition and acceptance; (xxxiii) inventory turns or cycle time; (xxxiv) market penetration and geographic business expansion; (xxxv) customer satisfaction/growth; (xxxvi) customer service; (xxxvi) employee satisfaction; (xxxvii) recruitment and maintenance of personnel; (xxxviii) human resources management; (xxxix) supervision of litigation and other legal matters; (xl) strategic partnerships and transactions; (xli) financial ratios (including those measuring liquidity, activity, profitability or leverage); (xlii) new or existing store results and operations and new store openings; (xliii) supply chain achievements; (xliv) debt levels or reductions; (xlv) sales-related goals; (xlvi) financing and other capital raising transactions; (xlvii) year-end cash; (xlviii) acquisition activity; (xlix) investment sourcing activity; or (l) marketing initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

A complete copy of the Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Grant of Stock Appreciation Rights Under Equity Incentive Plan

On the Closing Date, we granted stock appreciation rights (“SARs”) under the Plan and award agreements thereunder (each, a “SAR Award Agreement”) to certain of our employees, including certain of our executive officers. Each of these SARs will entitle the holder to receive the excess of (i) the fair market value of one LivaNova Ordinary Share at the time of exercise of the SAR over (ii) the fair market value of one LivaNova Ordinary Share on the date of grant of the SAR, or $69.39, which we refer to as the strike price. The SARs may be settled in LivaNova Ordinary Shares and/or cash, as determined by Livanova and as set forth in the SAR Award Agreements. Fifty percent of each award will vest on October 19, 2016, and 50% will vest on October 19, 2017, in each case subject to the continued employment of the holder through the applicable vesting date, except as described below. Once vested, the SARs will have an exercise window of three years following the vesting date. Fifty percent of the LivaNova Ordinary Shares that become vested under each SAR award will be locked-up and non-transferable for 18 months following the applicable vesting date. If any SAR recipient’s employment is terminated by the Company without cause or by the individual for good reason (as each term is defined in the SAR Award Agreements), the recipient will be eligible for pro-rata vesting of the SARs, and no lock-up period will apply to the SARs. In such case, vested SARs may be exercised for one year following such termination. The vesting of the SARs will also be accelerated upon a change in control, as defined in the SAR Award Agreements.

The number of SARs provided to each individual who was granted SARs on the Closing Date is shown in the table below:

Named Executive Officer	Number of SARs
André-Michel Ballester	147,173
Michel Darnaud	52,473
Stefano di Lullo	52,473
Brian Sheridan	52,473
Ed Andrle	52,473
Jacques Gutedel	57,473
Demetrio Mauro	20,822
Pritpal Shinmar	10,411
David Wise	52,473
Rohan Hoare	52,473
Vivid Sehgal	52,473

Total	598,189

Complete copies of the form SAR Award Agreement for non-United States holders and the form SAR Award Agreement for United States holders are filed herewith as Exhibits 10.2 and10.3, respectively, and incorporated herein by reference. The above summary of the SAR Award Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Adoption of Non-Employee Director Compensation Policy and Entry Into Director Appointment Letters

On the Closing Date, the board of directors of the Company adopted the LivaNova Non-Employee Director Compensation Policy (the “Director Compensation Policy”), pursuant to which each non-employee director of the Company will receive a fee of $60,000 per annum, in addition to restricted stock units (with a one year vesting period) with a value of $160,000 per annum under the Plan and an award agreement thereunder (a “Director RSU Agreement”). The chairperson of the board of directors of the Company (currently Daniel J. Moore) will receive an additional fee of $60,000 per annum and additional restricted stock units (with a one year vesting period) with a value of $90,000 per annum. The chairperson of the Audit Committee (currently Hugh Morrison) will receive an additional fee of $30,000 per annum. The chairperson of the Compensation Committee (currently Arthur Rosenthal), will receive an additional fee of $20,000 per annum. The chairperson of the Nominating Committee (currently Rosario Bifulco) will receive an additional fee of $15,000 per annum. Each member of the Audit Committee other than the chairperson (currently Alfred J. Novak and Francesco Bianchi) will receive an additional fee of $15,000 per annum. Each member of the Compensation Committee other than the chairperson (currently Alfred J. Novak and Francesco Bianchi) will receive an additional fee of $8,000 per annum. Each member of the Nominating Committee other than the chairperson (currently Stefano Gianotti, Sharon O’Kane and Hugh Morrison) will receive an additional fee of $6,000 per annum. The cash retainers will be paid quarterly in advance, and the first such payment was made on the Closing Date to cover the period from the Closing Date to the end of the current quarter. The annual restricted stock unit awards will be paid in advance on the date of each annual general meeting of LivaNova shareholders, and the first such grant was made on the Closing Date to cover the period from the Closing Date through the first annual general meeting. The directors will also be reimbursed for all proper and reasonable expenses incurred in performing their duties.

The Company entered into a director appointment letter with each non-employee director (each, a “Director Appointment Letters”) providing the terms of appointment and removal of each director and setting forth the terms of the non-employee director compensation policy as applicable to such director. Each letter of appointment contains confidentiality obligations, which will apply during appointment and after termination thereof.

The foregoing description of the Director Compensation Policy, the Director Appointment Letters and the Director RSU Agreements is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Director Compensation Policy, the Director Appointment Letters and the form of Director RSU Agreement, which are filed with this Current Report on Form 8-K as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Service Agreement with Chief Executive Officer

The Company entered into a Service Agreement with Mr. André-Michel Ballester (the “CEO Service Agreement”) on the Closing Date, pursuant to which Mr. Ballester will serve as the Company’s Chief Executive Officer, reporting to the board of directors of the Company. The CEO Service Agreement provides Mr. Ballester with an annual base salary of £575,000 and an opportunity to earn an annual discretionary bonus with a target of 100% of Mr. Ballester’s annual base salary, subject to the achievement of performance objectives to be determined by the Compensation Committee.

The agreement may be terminated by either party giving twelve months’ prior written notice. LivaNova may terminate the agreement immediately by providing payment in lieu of notice.

Mr. Ballester will be subject to twelve month non-competition and non-solicitation restrictions (which are set-off against any period that he spends on garden leave) in respect of LivaNova clients, prospective clients, suppliers, products, services and employees. These restrictions apply from the date of the termination of his employment and apply in the United Kingdom and any other country where LivaNova conducts business at the date of termination.

A copy of the CEO Service Agreement is filed herewith as Exhibit 10.7. The foregoing description of the CEO Service Agreement is a summary only and is qualified in its entirety by the full text of the CEO Service Agreement, which is incorporated herein by reference.

Side Letter

On the Closing Date, the Company’s board of directors issued a side letter (the “Side Letter”) to Mr. Ballester addressing certain intended future grants of equity awards to him. The Side Letter confirmed that the Compensation Committee will be asked to recommend the grant, later in 2015, of time-based restricted stock units with respect to LivaNova Ordinary Shares with a grant-date value of $5 million, which will vest with respect to 20% of the LivaNova Ordinary Shares subject to such award in each of the first three years following the grant and with respect to 40% of the LivaNova Ordinary Shares subject to such award in the fourth year following the grant. In addition, the Side Letter confirmed that the Compensation Committee will be asked to recommend the grant to Mr. Ballester, in 2016, of (i) performance-based restricted stock units with a grant-date value of $3 million, one third of which will be eligible to vest in equal annual installments in the first four years following the date of grant subject to the achievement of net sales revenue targets to be determined by the Compensation Committee, one third of which will be eligible to vest in equal annual installments in the first four years following the date of grant subject to the achievement of adjusted net income targets to be determined by the Compensation Committee, and one-third of which will be eligible to vest in equal annual installments in the first four years following the date of grant subject to the achievement of a 50-day average closing price of the LivaNova Ordinary Shares, the price and the averaging period to be determined by the Compensation Committee, and (ii) stock options with a grant-date value of $1 million, which wil vest in equal annual installments in the first four years following the date of grant. The Side Letter also confirmed that the board of directors will recommend to the Compensation Committee that Mr. Ballester be eligible for annual grants of equity awards in 2017, 2018 and 2019, as determined by the Compensation Committee.

A copy of the Side Letter described above is filed herewith as Exhibit 10.8. The foregoing description of the Side Letter is a summary only and is qualified in its entirety by the full text of the Side Letter, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 16, 2015, Sorin, as the sole shareholder of LivaNova, approved the adoption of the 2015 Plan and certain other matters necessary for the consummation of the Mergers.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, LivaNova issued a press release announcing the closing of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits.

The information set forth in the Exhibit Index following the signature page hereto is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: October 19, 2015	By:	/s/ Brian Sheridan
	Name:	Brian Sheridan
	Title	Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Transaction Agreement, dated as of March 23, 2015, by and among LivaNova PLC (formerly known as Sand Holdco Limited), Sorin S.p.A., Cyberonics, Inc. and Cypher Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 filed by LivaNova PLC on April 20, 2015, as amended).

10.1	LivaNova PLC 2015 Incentive Award Plan, adopted on October 16, 2015*

10.2	Form of SAR Award Agreement (Non-U.S. Form)*

10.3	Form of SAR Award Agreement (U.S. Form)*

10.4	LivaNova Non-Employee Director Compensation Policy, adopted on October 19, 2015*

10.5	Director Appointment Letters*

10.6	Form of Director RSU Agreement*

10.7	Service Agreement, dated as of October 19, 2015, between LivaNova PLC and André-Michel Ballester*

10.8	Side Letter, dated as of October 19, 2015, issued to André-Michel Ballester*

99.1	Press release issued by LivaNova PLC on October 19, 2015*

*Filed herewith